EXHIBIT 10.25




                           SENIOR MANAGEMENT AGREEMENT


                  THIS SENIOR MANAGEMENT AGREEMENT (this "Agreement") is made as of January 17, 2000, by and between ONEMAIN.COM, INC., a Delaware corporation (the "Company") and MARIAN G. O'LEARY ("Executive").

                  The parties hereto agree as follows:

                  1. Employment. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending on the third anniversary of the date hereof or upon Executive's earlier separation pursuant to Section 1(d) hereof (the "Employment Period"); provided, however, that the Employment Period shall be renewed upon the written agreement of Company and Executive.

                  (a) Position and Duties. During the Employment Period, Executive shall serve as the Chief Financial Officer of the Company and shall have the normal duties, responsibilities and authority of the Chief Financial Officer, subject to the power of the Chairman, the Chief Executive Officer, the President or the Company's board of directors (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of the Chief Financial Officer. Executive shall report to the President of the Company and Executive shall devote her best efforts and her full business time and attention to the business and affairs of the Company and its Subsidiaries.

                  (b) Salary, Bonus and Benefits. Effective January 17, 2000 the Company will pay Executive a base salary of $175,000 per annum, subject to any annual increase during the Employment Period as determined by the President or the Board based upon the Company's achievements of budgetary and other objectives set by the Board (the "Annual Base Salary"). In addition, Executive shall be eligible to receive up to a $50,000 bonus as determined by the President or the Board based upon the achievement of budgetary and other objectives set by the President and the Board. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the President and the Board and made available to the Company's senior executives, including three (3) weeks vacation time, five (5) sick days, tuition reimbursement, reimbursement of business expenses and healthcare benefits. Executive shall also be entitled to (i) a car allowance comparable to other senior


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executive's of the Company who receive a car allowance, (ii) reimbursement for relocation expenses not to exceed $10,000, (iii) reimbursement for up to three months of personal residential rent in the Washington, DC metropolitan area not to exceed an aggregate of $13,000, and (iv) reimbursement for closing costs not to exceed $15,000 directly related to the purchase of a home in the Washington, DC metropolitan area.

                  (c) Issuance of Stock Options. Executive shall receive options for the purchase of 150,000 shares of the Company's common stock. The options will vest as follows: the first 50,000 will vest immediately upon Executive's first day of employment with the Company. The remaining options will vest as follows: the first 1/4 of the remaining options (or 25,000 options) will vest on the first anniversary of this Agreement; the remaining 3/4 of the options (or 75,000 options) shall vest at the rate of 1/36 per month thereafter (or 2,083.33 options per month). All options shall be fully vested no later than the earlier of the fourth anniversary of the date of hire. The grant date for the options will be within the first two weeks of the Employment Period on such date as determined by Executive in writing to the Company. Executive will be eligible for grants of additional options during the Employment Period approved by the Board based on Executive's and the Company's performance. All shares and options issued to Executive shall be made through stock purchase agreements or options agreements, as appropriate, based on the Company's standard form for its executives.

                  (d) Separation. Executive's employment by the Company during the Employment Period will continue until Executive's resignation at any time or until Executive's disability or death or until the Board terminates Executive's Employment at any time during the Employment Period. If the Employment Period is terminated by the Executive without Good Reason, then the termination will be effective thirty (30) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board without Cause or by the Executive with Good Reason, then the termination will be effective fifteen (15) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board with Cause, termination will be effective as of the date of notice of termination. If the Employment Period is terminated by the Board with Cause or by the Executive without Good Reason, then the Executive shall be entitled to receive her Annual Base Salary, bonuses and her fringe benefits only through the effective date of termination. If the Employment Period is terminated by the Board without Cause or by the Executive with Good Reason, then (i) all options issued to the Executive as of the date hereof shall vest immediately, and (ii) the Executive shall be entitled to receive her Annual Base Salary and her life insurance, medical insurance and disability insurance benefits, if any, (but no bonuses or other fringe benefits) for twelve months from the effective date of termination (such payments, the "Severance Payment") shall be payable


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over time in accordance with normal payroll practices. If the Employment Period is terminated due to death, then the Annual Base Salary and medical insurance will be continued until the last day of the six-month period following the month in which the Executive died. If the Employment Period is terminated due to Disability, then the Annual Base Salary, medical insurance and disability insurance will be continued until the last day of the six-month period following Disability; provided, however, that such Annual Base Salary shall be reduced by the amount of any disability income payments made to the Executive during such six-month period from any insurance or other policies provided by the Company.

                  2. Confidential Information.

                  (a) Executive acknowledges that the Company and its Subsidiaries are engaged in the Internet service provider business and related Internet services (the "Business"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that she holds a position of trust and confidence by virtue of which she necessarily possesses, has access to and, as a consequence of her signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company and its Subsidiaries not known to the public in general, and that it would be improper for her to make use of this information for the benefit of herself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "Confidential Information." This includes, without specific limitation, information relating to the nature and operation of the Business or any other business conducted by the Company's Subsidiaries (the "Subsidiary Business"), the persons, firms and corporations which are customers or active prospects of the Company or the Subsidiary Business during Executive's employment by the Company, the Company's and the Subsidiary Business' development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to and available for use by the public other than as a result of Executive's acts or omissions.

                  (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided,


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however, that (i) Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure.

                  (c) During the Employment Period and for a period of five (5) years thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for her own account any of such Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which she may then possess or have under her control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are and at all times will be and remain the property of the Company.

                  (d) Executive will fully comply with any agreement reasonably required by any of the Company's Subsidiaries, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entities.

                  3. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of her employment with the Company she will become familiar with the Confidential Information concerning the Company and such Subsidiaries and that her services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information acquired by Executive during the course of her employment with the Company. Therefore, Executive agrees that:

                  (a) Noncompetition. So long as Executive is employed or affiliated with the Company or any Subsidiary and for an additional (i) two years thereafter (the "Noncompete Period"), she shall not, anywhere within 100 miles of any of the Company's and its subsidiaries' offices in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in the Business.

                  (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the


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Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries within 180 days prior to the time such employee was hired by the Executive,
(iii) induce or attempt to induce any owner of a site location, customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its Subsidiaries and with which, to Executive's knowledge, the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Subsidiaries in the one-year period immediately preceding a Separation.

                  (c) Enforcement. If, at the time of enforcement of Section 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 2 or 3 of this Agreement, the Company or any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of
Section 2 or 3 from any court of competent jurisdiction.

                  (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Sections 2 and 3 do not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise. Executive acknowledges that she has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this


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Agreement is reasonable with respect to subject matter, time period and geographical area.
















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                               GENERAL PROVISIONS

                  4. Definitions.


                  "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board not cured within ten (10) business days after written notice thereof, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; or
(v) any intentional breach of Section 2 or 3 of this Agreement by Executive not cured within ten (10) business days after written notice thereof from the Company. Any election by the Company not to renew the Employment Period on the third anniversary of the date hereof or any renewal thereof shall be deemed to be a termination by the Company without Cause. The failure of the Company or the Executive to achieve budgetary or other operational objectives established by the Board of Directors shall not in and of itself constitute Cause.

                  "Disability" means a physical or mental condition, which, for a continuous period of at least six (6) months has or will prevent the Executive from performing her duties on a full time basis and in a professional and consistent manner. Any dispute as to the Executive's Disability shall be referred to and resolved by a licensed physician selected and approved by the Company and the Executive.

                  "Good Reason" means Executive's resignation within 30 days after her discovery of any material breach of Section 1 of this Agreement by the Company which is not cured within ten (10) business days after written notice thereof from Executive.

                  "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Subsidiary" means any corporation of which fifty percent (50%) or more of the securities having ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by


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the Company either directly or through one or more Subsidiaries. The term
Subsidiary shall also include any joint venture arrangement between the Company and any other entity.

                  5. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

         If to the Company:

                  OneMain.com
                  1860 Michael Faraday Drive, Suite 200
                  Reston, VA 20109
                  Telephone:      (703) 375-3000
                  Facsimile:      (703) 375-3160
                  Attention:      General Counsel

         With copies to:

                  Hogan & Hartson L.L.P.
                  555 Thirteenth Street, NW
                  Washington, D.C. 20004-1109
                  Telephone:      (202) 637-5600
                  Facsimile:      (202) 637-5910
                  Attention:      J. Hovey Kemp, Esq.

         If to the Executive:

                  c/o OneMain.com, Inc.
                  1860 Michael Faraday Drive, Suite 200
                  Reston, VA 20109


                  Telephone:      (703) 375-3000
                  Facsimile:      (703) 375-3160
                  Attn:  Marian G. O'Leary

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

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                  6. General Provisions.

                  (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns.

                  (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the.

                  (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.


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                  (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

                  (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's principal place of business is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (i) Termination. This Agreement (except for the provisions of Sections 1(a) and 1(b)) shall survive a Separation and shall remain in full force and effect after such Separation.

                                    * * * * *











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                  IN WITNESS WHEREOF, the parties hereto have executed this
Senior Management Agreement on the date first written above.


                                     ONEMAIN.COM



                                     By:   /s/ Michael D. Read
                                           -------------------------------------
                                     Name: Michael D. Read
                                     Its:  President and Chief Operating Officer



                                     /s/ Marian G. O'Leary
                                     -------------------------------------------
                                     Marian G. O'Leary





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